As filed with the Securities and Exchange Commission on June 26, 2008.
                             File No. 333-__________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PREMIERE GLOBAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                   Georgia                              59-3074176
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)

                             3280 Peachtree Road NW
                        The Terminus Building, Suite 1000
                             Atlanta, GA 30305-2422
              (Address and Zip Code of Principal Executive Offices)

                   Premiere Global Services, Inc. Amended and
                     Restated 2004 Long-Term Incentive Plan
                            (Full title of the plan)

                              Scott Askins Leonard
                Senior Vice President - Legal and General Counsel
                         Premiere Global Services, Inc.
                             3280 Peachtree Road NW
                        The Terminus Building, Suite 1000
                             Atlanta, GA 30305-2422
                                  404-262-8400
 (Name, Address and Telephone number, including area code, of Agent For Service)

                                  with copy to:

                               Michael L. Stevens
                                Alston & Bird LLP
                               One Atlantic Center
                         1201 West Peachtree Street, NE
                           Atlanta, Georgia 30309-3424
                                 (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerate filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |X|                        Accelerated filer |_|
Non-accelerated filer |_|                          Smaller reporting company |_|
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                              Proposed           Proposed
                                              maximum             maximum
   Title of                Amount             offering          aggregate           Amount of
securities to              to be              price per           offering         registration
be registered           registered             share              price                fee
-----------------------------------------------------------------------------------------------
 Common Stock,      2,000,000 shares (1)      $15.61 (2)      $31,220,000 (2)        $1,226.95
$0.01 par value
-----------------------------------------------------------------------------------------------

(1) Includes an aggregate of 2,000,000 additional shares to be issued pursuant to the grant or exercise of awards under the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the "Plan"), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Premiere Global Services, Inc. common stock reported on the New York Stock Exchange on June 23, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

      (b) Upon written or oral request, Premiere Global Services, Inc. (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Scott Askins Leonard, Senior Vice President - Legal and General Counsel of the Company, at the address and telephone number on the cover of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference into this Registration
Statement:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

      (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007;

      (3)  The   description   of  Common  Stock   contained  in  the  Company's
Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

      (4) All other  documents  subsequently  filed by the  Company  pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

      Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the GBCC, or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that the personal benefit was improperly received by him, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification or advance for expenses under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance for expenses in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in subsections (a) and
(b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

      Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

      Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in
Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

      In addition to such rights as may be provided by law, the Company's Second Amended and Restated Bylaws (the "Bylaws") provide broad indemnification rights to the Company's directors with respect to various civil and criminal liabilities and losses which may be incurred by such director pursuant to any pending or threatened litigation or other proceedings. The Bylaws provide that the Board of Directors can cause the Company to provide indemnification rights to the Company's officers, employees and agents as permitted by the GBCC. The Company is also obligated to advance such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, provided, however, that such person furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement to repay to the Company any advances made under the Bylaws if it is determined that such person is not entitled to be indemnified for such amounts. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote to alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the votes are taken.

      The Bylaws do not permit indemnification of a director for: (i) any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful corporate distributions; or (iv) any transaction from which the director received an improper personal benefit. The Company's Amended and Restated Articles of Incorporation exonerate the Company's directors from monetary liability except for reasons (i)-(iv) above.

      The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, certain claims made against the directors and officers of the Company in their capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

      (a)   The undersigned Company hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 26th day of June, 2008.

                           PREMIERE GLOBAL SERVICES, INC.

                           By: /s/ Boland T. Jones
                               -------------------------------------------------
                               Boland T. Jones
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BOLAND T. JONES AND SCOTT ASKINS LEONARD, and each of them (with full power to act alone) as his true and lawful
attorney-in-fact   and  agent,   each  with  full  power  of  substitution   and
resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date
---------                     -----                               ----
/s/ Boland T. Jones           Chairman of the Board and Chief     June 26, 2008
---------------------------   Executive Officer and Director
Boland T. Jones               (Principal Executive Officer)


/s/ Michael E. Havener        Chief Financial Officer             June 26, 2008
---------------------------   (Principal Financial Officer
Michael E. Havener            and Principal Accounting Officer)


/s/ Jeffrey T. Arnold         Director                            June 26, 2008
---------------------------
Jeffrey T. Arnold

/s/ Wilkie S. Colyer          Director                            June 26, 2008
---------------------------
Wilkie S. Colyer


/s/ John R. Harris            Director                            June 26, 2008
---------------------------
John R. Harris


/s/ W. Steven Jones           Director                            June 26, 2008
---------------------------
W. Steven Jones


/s/ Raymond H. Pirtle, Jr.    Director                            June 26, 2008
---------------------------
Raymond H. Pirtle, Jr.


/s/ J. Walker Smith, Jr.      Director                            June 26, 2008
---------------------------
J. Walker Smith, Jr.

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

Exhibit Number          Description
--------------          -----------

3.1 Amended and Restated Articles of Incorporation of the Company dated March 15, 2006 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and filed on March 16, 2006).

3.2                     Second  Amended  and  Restated  Bylaws  of  the  Company
                        (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and filed on March 16, 2006).

3.3 Amendment No. 1 to Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated April 18, 2007 and filed on April 19, 2007).

3.4 Amendment No. 2 to Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated and filed on June 27, 2007).

4.1 See Exhibits 3.1-3.4 for provisions of the Articles of Incorporation and Bylaws defining the rights of the holders of common stock of the Company.

4.2                     Specimen Stock Certificate (incorporated by reference to
                        Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and filed on March 16, 2006).

5.1 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

23.1                    Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2                    Consent of Deloitte & Touche LLP.

24.1                    Power of Attorney (included on signature page).